Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We herby consent to the use in this Registration Statement of our report dated December 18, 2007, relating to the consolidated financial statements of Espre Solutions, Inc. and subsidiary.

/s/ Sweeney, Gates & Co.

Fort Lauderdale, Florida
February 1, 2008